Exhibit 99.1

ITEM 2 — APPROVAL OF THE PROPOSED 2012 OMNIBUS PLAN

General

This section provides a summary of the terms of Edgewater’s 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) and the proposal to approve the plan.

The Company’s Board and Compensation Committee adopted the 2012 Omnibus Plan in April 2012, subject to approval from our stockholders at the Annual Meeting. We are asking our stockholders to approve the 2012 Omnibus Plan because we believe that the plan is essential to our continued success. The purpose of the 2012 Omnibus Plan is to attract and retain highly-qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve Edgewater and to expend maximum effort to improve Edgewater’s business results and earnings by providing these individuals an opportunity to acquire or increase a direct proprietary interest in Edgewater’s operations and future success. We believe that a grant under the 2012 Omnibus Plan will be a valuable incentive for the participants in the plan and will ultimately benefit stockholders by aligning more closely the interests of 2012 Omnibus Plan participants with those of our stockholders.

If our stockholders approve the 2012 Omnibus Plan, the number of shares of Common Stock reserved for issuance under the 2012 Omnibus Plan will be 1,100,000. As of April 16, 2012, 3,781,003 shares of Common Stock were subject to outstanding awards under other Edgewater equity incentive and stock option plans.

As of April 16, 2012, the closing price of our Common Stock was $4.14 per share.

Because participation and the types of awards under the 2012 Omnibus Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2012 Omnibus Plan is approved are not currently determinable. As of April 16, 2012, there were five named executive officers, 389 employees and six non-employee directors who were eligible to participate in the 2012 Omnibus Plan.

2012 Omnibus Plan Highlights

Some of the key features of the 2012 Omnibus Plan that reflect Edgewater’s commitment to effective management of incentive compensation are as follows:

•	Plan Limits. Total awards under the 2012 Omnibus Plan in general are limited to a maximum of 1,100,000 authorized shares.

•

Limits on Full Value Awards. Every share subject to an award of restricted stock or restricted stock units will reduce the number of shares available for issuance by 1.63 shares, or on a one-for-1.63 (1:1.63) basis. To the extent we grant restricted stock or restricted stock units, those awards will, therefore, exhaust our authorized plan shares more quickly than other awards which exhaust authorized shares on a one-for-one (1:1) basis. Consequently, if we were to only award restricted stock or restricted stock units (which is not our intent) the maximum number of shares of restricted stock or restricted stock units that could be issued is 674,846.

•

No Liberal Share Recycling Provisions. The 2012 Omnibus Plan provides that only shares covering awards that are forfeited, expire, are canceled or are settled in cash will again be available for issuance under the 2012 Omnibus Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price, (ii) shares we withhold to satisfy tax withholding obligations, (iii) shares we repurchase using proceeds from stock option exercises and (iv) stock appreciation rights (“SARs”) that are settled in stock.

•

No Repricing. Stock option and SAR repricing (including reducing the exercise price of stock options or replacing an award with cash or another award type) is prohibited without stockholder approval under the 2012 Omnibus Plan.

•

Option Exercise Price. Under the 2012 Omnibus Plan, the exercise price of stock options and SARs may not be lower than fair market value on the date of grant, except for stock options and SARs granted in respect of stock options and SARs substituted for or assumed in connection with the acquisition of another company.

•

Vesting Periods. Our current practice is to grant all of our equity awards subject to a scheduled vesting period of at least three years, except under unusual circumstances. We expect to follow the same practice under the 2012 Omnibus Plan.

•

Limitation on Amendments. No amendments to the 2012 Omnibus Plan that will materially increase the benefits under the plan or that will materially increase the aggregate number of shares that may be issued under the plan can be made without stockholder approval.

Description of the 2012 Omnibus Plan

A description of the provisions of the 2012 Omnibus Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2012 Omnibus Plan. A copy of the 2012 Omnibus Plan has been filed with the Securities and Exchange Commission with this Proxy Statement and is attached hereto as Appendix A. Any stockholder who wishes to obtain a printed copy of the 2012 Omnibus Plan may do so by written request to the Secretary at our principal executive offices set forth above.

Administration

In general, the 2012 Omnibus Plan will be administered by the Compensation Committee. The members of the Compensation Committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act and comply with the independence requirements of the NASDAQ Stock Market. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above, but one of whom must be our chief executive officer, which may administer the 2012 Omnibus Plan with respect to employees or other service providers who are not officers or directors. In this regard, the Board intends to authorize our Chairman and Chief Executive Officer to make certain stock option awards under the 2012 Omnibus Plan, within specified limits, as incentives to non-executive officers in connection with new/recent hire and retention initiatives.

Common Stock Reserved for Issuance under the Plan

The Common Stock issued or to be issued under the 2012 Omnibus Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by us. If any shares covered by an award under the 2012 Omnibus Plan are not purchased, are canceled or are forfeited, or if an award is settled in cash or otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock will, to the extent of any such forfeiture, cancellation or termination, again be available for making awards under the 2012 Omnibus Plan. These shares that are again available for grant under the 2012 Omnibus Plan will be counted in the same fashion that the shares under the original award were counted against the limits under the 2012 Omnibus Plan. The number of shares of Common Stock available for issuance under the 2012 Omnibus Plan will not be increased by any shares tendered or award surrendered in connection with the purchase of shares of Common Stock upon exercise of an option or any shares of Common Stock deducted from an award payment in connection with our tax withholding obligations.

Eligibility

Awards may be made under the 2012 Omnibus Plan to employees of or consultants to Edgewater or any of its affiliates, including any such employee who is an officer or director of Edgewater or of any affiliate, and to any other individual whose participation in the plan is determined to be in Edgewater’s best interests by the Board of Directors or the Compensation Committee.

Amendment or Termination of the Plan

The Board of Directors may terminate or amend the plan at any time and for any reason. The 2012 Omnibus Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, amendments that will increase the benefits under the 2012 Omnibus Plan or that will increase dilution of stockholders must be submitted for stockholder approval.

Options

The 2012 Omnibus Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders, if any, who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, check, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right that would be treated as a repricing under the rules of the stock exchange on which the shares of Common Stock are listed (currently the NASDAQ Stock Market), including replacement with cash or another award type, without the approval of our stockholders.

Stock options and stock appreciation rights granted under the 2012 Omnibus Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with tax or estate planning concerns.

Other Awards

The Compensation Committee may also award:

•

Shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of Common Stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

•	Restricted stock, which are shares of Common Stock subject to restrictions.

•	Restricted stock units, which are rights to receive Common Stock subject to restrictions.

•	Dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•

Stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•

Performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three other highest compensated executive officers (other than the chief financial officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions

Certain change of control transactions involving us, such as a sale of Edgewater, may cause awards granted under the 2012 Omnibus Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events

Under the 2012 Omnibus Plan, appropriate adjustments will be made in outstanding awards and the number of shares available for issuance under the 2012 Omnibus Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code (“Section 162(m)”) limits publicly-held companies such as Edgewater, to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2012 Omnibus Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a committee consisting solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by stockholders of the corporation before payment is made; and

(iv)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Under the 2012 Omnibus Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), may be used by the Compensation Committee in establishing performance goals:

•	Net earnings, operating earnings, pretax earnings, or earnings (or loss) per share;

•

Earnings or losses, including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation, or earnings or losses before interest, taxes, depreciation and amortization, or earnings or losses before interest, taxes, depreciation, amortization and stock-based compensation, and other similar adjustments to earnings or losses;

•	Sales or revenue, or sales or revenue growth, whether in general, by type of service, or by type of customer;

•	Net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

•	Operating income (or loss) before or after taxes;

•	Gross, cash or operating margins;

•	Gross profit;

•

Share price, including growth measures and total stockholder return and appreciation in and/or maintenance of the price of the shares of the Common Stock, or any publicly traded securities of, Edgewater;

•	Return measures, including return on assets or net assets, capital (including total capital or invested capital), investment, equity, sales or net sales, or revenue;

•	Cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share (before or after dividends);

•	Economic value added models or equivalent metrics;

•	Productivity ratios;

•	Expense targets;

•	Market share;

•	Financial ratio targets or working capital targets;

•	Year-end cash;

•	Reductions in cost;

•	Improvements in or attainment of expense levels or working capital levels;

•	Stockholder equity;

•	Implementation, completion or attainment of measurable objectives with respect to development, projects, recruiting and maintaining personnel, and strategic and operational initiatives;

•	Completion of acquisitions of businesses or companies;

•	Completion of divestitures and asset sales; and

•	Any combination of any of the foregoing business criteria.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of Edgewater if he or she is not a current employee; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Edgewater; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from Edgewater in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the 2012 Omnibus Plan to any person is 200,000 per year (300,000 in the year that the person is first employed by the Edgewater). The maximum number of shares of Common Stock that can be awarded under the 2012 Omnibus Plan to any person, other than pursuant to an option or stock appreciation right, is 50,000 per year (100,000 in the year that the person is first employed by Edgewater). The maximum amount that may be earned as an annual incentive award or other cash award in any twelve-month period by any one person is $1,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $2,000,000.

Federal Income Tax Consequences

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or Edgewater. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for Edgewater. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) and to certain reporting requirements.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2012 Omnibus Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2012 Omnibus Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations on “golden parachutes”, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. We intend for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% additional tax.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present or represented and entitled to vote and cast on the matter will be required to approve the proposed 2012 Omnibus Plan. Broker non-votes and abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” the approval of the proposed 2012 Omnibus Plan.